UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2013

Emmaus Life Sciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20725 S. Western Avenue, Suite 136, Torrance, CA 90501

(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code 310-214-0065

____________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 1, 2013, Emmaus issued a press release announcing the cancellation of shares and termination of the Letter of Intent pursuant to the court’s order. The announcement was set forth in a press release attached hereto as Exhibit 99.1 and incorporated by reference herein.

On June 27, 2013, the Superior Court of the State of Delaware issued an order (the “Order”) implementing the previously announced partial summary judgment in favor of Emmaus Life Sciences, Inc. (“Emmaus”) in its litigation against AFH Holding & Advisory, LLC (“AFH”), Griffin Ventures, Ltd. (“Griffin”), The Amir & Kathy Heshmatpour Family Foundation (the “Foundation”) and Amir Heshmatpour. The Order, among other things, (i) stated that the letter of intent previously entered into between Emmaus and AFH (the “Letter of Intent”) was properly terminated as of July 19, 2012, and (ii) ordered the transfer agent for Emmaus to effect the cancellation of 2,504,249 shares of Emmaus common stock held by AFH, Griffin and the Foundation. The cancellation of such shares, which represented about 10 percent of Emmaus’s common stock, was effected by Emmaus’s transfer agent on June 28, 2013.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

Exhibit 99.1 Press release dated July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emmaus Life Sciences, Inc.

Date: July 3, 2013	By:	/s/ Peter Ludlum
	Name: Title:	Peter Ludlum Chief Financial Officer